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                                                                      EXHIBIT 10

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

 We hereby consent to the incorporation by reference in the Statement of Additional Information of the AllianceBernstein Ovation Advantage Variable Annuity, which constitutes part of this Registration Statement on Form N-4 for FS Variable Annuity Account Nine of First SunAmerica Life Insurance Company, of our report dated March 29, 2004, relating to the financial statements of First SunAmerica Life Insurance Company. We also consent to the reference to us under the heading "Financial Statements" in such Statement of Additional Information.

 PricewaterhouseCoopers LLP
 Los Angeles, California
 December 10, 2004